Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$3,105,951,000

Student Loan-Backed Notes, Series 2006-2

SLM Student Loan Trust 2006-2

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

On February 23, 2006, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$222,000,000	3-month LIBOR minus %	July 25, 2012
Floating Rate Class A-2 Notes	$443,000,000	3-month LIBOR plus %	January 25, 2017
Floating Rate Class A-3 Notes	$229,000,000	3-month LIBOR plus %	January 25, 2019
Floating Rate Class A-4 Notes	$523,000,000	3-month LIBOR plus %	October 25, 2022
Floating Rate Class A-5 Notes	$395,772,000	3-month LIBOR plus %	July 25, 2025
Floating Rate Class A-6 Notes	$1,200,000,000	3-month LIBOR plus %	January 25, 2041
Floating Rate Class B Notes	$93,179,000	3-month LIBOR plus %	January 25, 2041

The trust will make payments quarterly, beginning on April 25, 2006, primarily from collections on a pool of consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 25th day of each January, April, July and October, beginning April 25, 2006. In general, the trust will pay principal, sequentially, to the class A-1 through class A-6 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the distribution date in January 2012. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, the reserve account and, until the distribution date in April 2007, the capitalized interest account. The interest rate on the floating rate notes is determined by reference to LIBOR. A description of how LIBOR is determined appears in the base prospectus under “Additional Information Regarding the Securities—Determination of Indices— LIBOR.”

We are offering the notes through the underwriters when and if issued. Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

This term sheet constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

Joint Book-Runners

Deutsche Bank Securities	Merrill Lynch & Co.

Global Co-Managers

Barclays Capital	Lehman Brothers	Wachovia Securities

Class A-4, Class A-5 and Class A-6 Co-Manager

DEPFA BANK

February 16, 2006

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated February 14, 2006 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS A-5B NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, (1) THE RESET RATE NOTES WILL NOT BE ISSUED, (2) THE CLASS A-5A NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS ARE REFERRED TO IN THIS TERM SHEET AS THE CLASS A-5 NOTES, (3) THERE WILL BE NO SWAP COUNTERPARTY, SWAP AGREEMENT, REMARKETING AGENTS OR REMARKETING AGREEMENT; (4) NO ACCUMULATION ACCOUNT, CURRENCY ACCOUNT, REMARKETING FEE ACCOUNT, SUPPLEMENTAL INTEREST ACCOUNT, INVESTMENT RESERVE ACCOUNT OR INVESTMENT PREMIUM PURCHASE ACCOUNT WILL BE CREATED; (5) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO RESET RATE NOTES WILL NOT APPLY; AND (6) ANY REFERENCES TO LIBOR-BASED NOTES ARE REFERENCES TO ALL OF THE NOTES.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $222,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $443,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $229,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $523,000,000;

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $395,772,000; and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $1,200,000,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $93,179,000.

Pricing Date. On or after February 16, 2006.

Closing Date. The closing date for this offering will be February 23, 2006.

Interest Rates. The spreads to LIBOR for the notes will be set at the time of pricing.

Stepdown Date. The stepdown date will be the earlier of the distribution date in January 2012, or the first distribution date on which no class A notes are outstanding.

Initial Accrual Period. The initial accrual period for the notes will consist of 61 days, and LIBOR for the initial accrual period will be determined by the following formula:

x + [1/29 * (y-x)]

      where:

x = two-month LIBOR, and

y = three-month LIBOR.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Final Maturity Date

Class A-1	July 25, 2012

Class A-2	January 25, 2017

Class A-3	January 25, 2019

Class A-4	October 25, 2022

Class A-5	July 25, 2025

Class A-6	January 25, 2041

Class B	January 25, 2041

Identification Numbers

The notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78442G RR 9

•	Class A-2 Notes: 78442G RS 7

•	Class A-3 Notes: 78442G RT 5

•	Class A-4 Notes: 78442G RU 2

•	Class A-5 Notes: 78442G RV 0

•	Class A-6 Notes: 78442G RX 6

•	Class B Notes: 78442G RY 4

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78442GRR91

•	Class A-2 Notes: US78442GRS74

•	Class A-3 Notes: US78442GRT57

•	Class A-4 Notes: US78442GRU21

•	Class A-5 Notes: US78442GRV04

•	Class A-6 Notes: US78442GRX69

•	Class B Notes: US78442GRY43

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on March 9, 2006.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on August 24, 2006.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$222,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	443,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	229,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	523,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	395,772,000
Floating Rate Class A-6 Student Loan-Backed Notes	1,200,000,000
Floating Rate Class B Student Loan-Backed Notes	93,179,000
Equity	100

Total	$3,105,951,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $5,500,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $7,541,024.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any distribution date will be equal to the greater of:

•	0.25% of the sum of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account that will become available funds on the next distribution date), each as of the end of the related collection period; and

•	$4,524,615.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $82,000,000. Amounts on deposit in the capitalized interest account will not be replenished and will be used for the purposes set forth in “Description of the Notes—Accounts—The Capitalized Interest Account” in the initial free-writing prospectus. All funds remaining on deposit in the capitalized interest account on the April 2007 distribution date will be transferred to the collection account and included as available funds on that distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to the noteholders through the April 2007 distribution date.

Add-On Consolidation Loan Account. The trust will make a deposit in cash or eligible investments from the net proceeds of the sale of the notes equal to $15,000,000 into the add-on consolidation loan account on the closing date.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $1,501,330.

Distributions from the Collection Account

On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in the initial free-writing prospectus, to the extent of Available Funds for that distribution date, amounts transferred from the capitalized interest account through the April 2007 distribution date (with respect to clauses (c) and (d) below for that distribution date) and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the class A noteholders, the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(d) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e) sequentially, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(g) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(h) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any; and

(i) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

The chart on the following page illustrates the application of funds in the collection account as described in this term sheet and the initial free-writing prospectus.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

Following the occurrence of an event of default and an acceleration of the notes, as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus attached to the initial free-writing prospectus, distributions on each distribution date will be made in the following order of priority:

FIRST: pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the eligible lender trustee, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);

SECOND: to the servicer for due and unpaid primary servicing fees;

THIRD: to the administrator, any due and unpaid administration fees;

FOURTH: to the class A noteholders, for amounts due and unpaid on the class A notes for interest at the applicable rate of interest due such class, ratably, without preference or priority of any kind, according to the amounts due and payable on the class A notes for such interest;

FIFTH: pro rata to the class A noteholders, an amount sufficient to reduce the respective principal balances of all class A notes to zero;

SIXTH: to the class B noteholders for amounts due and unpaid on the class B notes for interest;

SEVENTH: to the class B noteholders, an amount sufficient to reduce the outstanding amount of the class B notes to zero;

EIGHTH: to the servicer, for any unpaid carryover servicing fees; and

NINTH: to the excess distribution certificateholder, any remaining funds.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached to this term sheet, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about February 23, 2006 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about February 16, 2006, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A- 4 Notes
Deutsche Bank Securities Inc.	$44,400,000	$88,600,000	$45,800,000	$87,168,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	44,400,000	88,600,000	45,800,000	87,168,000
Barclays Capital Inc.	44,400,000	88,600,000	45,800,000	87,166,000
Lehman Brothers Inc	44,400,000	88,600,000	45,800,000	87,166,000
Wachovia Capital Markets, LLC	44,400,000	88,600,000	45,800,000	87,166,000
DEPFA BANK plc	0	0	0	87,166,000

Total	$222,000,000	$443,000,000	$229,000,000	$523,000,000

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B Notes
Deutsche Bank Securities Inc.	$65,962,000	$200,000,000	$18,637,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	65,962,000	200,000,000	18,637,000
Barclays Capital Inc.	65,962,000	200,000,000	18,635,000
Lehman Brothers Inc	65,962,000	200,000,000	18,635,000
Wachovia Capital Markets, LLC	65,962,000	200,000,000	18,635,000
DEPFA BANK plc	65,962,000	200,000,000	0

Total	$395,772,000	$1,200,000,000	$93,179,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

Prepayments, Extensions, Weighted Average Lives and

Expected Maturities of the Notes

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate prepayments in this term sheet are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at a 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at a 1.60% CPR; at 200% CLR, student loans with an age of 96 months are assumed to prepay at 12.80% CLR; and so forth. The following Table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is January 30, 2006;

•	the closing date will be February 23, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	91-day Treasury bill rate of 4.45%; and

•	three-month commercial paper rate of 4.6%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	quarterly distributions begin on April 25, 2006, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 4.66%;

•	class A-2 notes: 4.69%;

•	class A-3 notes: 4.73%;

•	class A-4 notes: 4.77%;

•	class A-5 notes: 4.80%;

•	class A-6 notes: 4.85%; and

•	class B notes: 4.91%;

•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $7,541,024 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $4,524,615;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $0;

•	the capitalized interest account has an initial balance equal to $82,000,000, and on the April 2007 distribution date, that amount will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.58% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 3 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	the trust will not enter into any interest rate swaps or caps;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance; and

•

the pool of trust student loans consists of 1,891 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	1.10	1.04	1.00	0.96	0.94
Class A-2 Notes	4.31	3.47	3.00	2.69	2.46
Class A-3 Notes	7.81	5.93	5.00	4.42	4.00
Class A-4 Notes	11.25	8.43	7.00	6.10	5.48
Class A-5 Notes	14.97	11.46	9.44	8.20	7.34
Class A-6 Notes	20.25	17.52	15.00	13.00	11.47
Class B Notes	15.87	13.76	12.20	11.02	10.13

Expected Maturity Date
Class A-1 Notes	January 2008	October 2007	July 2007	July 2007	April 2007
Class A-2 Notes	October 2012	April 2011	July 2010	January 2010	July 2009
Class A-3 Notes	January 2015	October 2012	October 2011	January 2011	July 2010
Class A-4 Notes	July 2019	April 2016	July 2014	April 2013	July 2012
Class A-5 Notes	July 2022	January 2019	July 2016	April 2015	April 2014
Class A-6 Notes	October 2028	October 2026	July 2024	April 2022	April 2020
Class B Notes	October 2028	October 2026	July 2024	April 2022	April 2020

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	69%	65%	61%	56%	52%
January 2008	0%	0%	0%	0%	0%
January 2009	0%	0%	0%	0%	0%
January 2010	0%	0%	0%	0%	0%
January 2011	0%	0%	0%	0%	0%
January 2012	0%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%
January 2014	0%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	96%	89%	83%	76%	70%
January 2009	76%	63%	50%	37%	24%
January 2010	56%	34%	13%	0%	0%
January 2011	35%	3%	0%	0%	0%
January 2012	13%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%
January 2014	0%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	85%	45%
January 2011	100%	100%	47%	0%	0%
January 2012	100%	43%	0%	0%	0%
January 2013	84%	0%	0%	0%	0%
January 2014	40%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	96%	72%
January 2012	100%	100%	84%	52%	22%
January 2013	100%	91%	48%	10%	0%
January 2014	100%	62%	12%	0%	0%
January 2015	97%	32%	0%	0%	0%
January 2016	77%	2%	0%	0%	0%
January 2017	55%	0%	0%	0%	0%
January 2018	33%	0%	0%	0%	0%
January 2019	10%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	67%
January 2014	100%	100%	100%	58%	7%
January 2015	100%	100%	68%	5%	0%
January 2016	100%	100%	22%	0%	0%
January 2017	100%	65%	0%	0%	0%
January 2018	100%	28%	0%	0%	0%
January 2019	100%	0%	0%	0%	0%
January 2020	81%	0%	0%	0%	0%
January 2021	48%	0%	0%	0%	0%
January 2022	14%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	83%
January 2016	100%	100%	100%	85%	67%
January 2017	100%	100%	93%	70%	53%
January 2018	100%	100%	80%	58%	42%
January 2019	100%	98%	68%	48%	33%
January 2020	100%	86%	58%	39%	25%
January 2021	100%	76%	49%	31%	0%
January 2022	100%	66%	41%	25%	0%
January 2023	92%	56%	33%	0%	0%
January 2024	80%	46%	26%	0%	0%
January 2025	67%	38%	0%	0%	0%
January 2026	55%	29%	0%	0%	0%
January 2027	42%	0%	0%	0%	0%
January 2028	31%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
January 2012	99%	98%	98%	97%	96%
January 2013	95%	92%	89%	86%	83%
January 2014	91%	85%	80%	74%	69%
January 2015	87%	78%	71%	63%	60%
January 2016	82%	71%	62%	55%	48%
January 2017	78%	65%	56%	46%	38%
January 2018	73%	58%	48%	38%	30%
January 2019	68%	52%	41%	31%	23%
January 2020	63%	48%	35%	25%	18%
January 2021	57%	42%	29%	20%	0%
January 2022	52%	36%	24%	16%	0%
January 2023	47%	31%	20%	0%	0%
January 2024	41%	26%	16%	0%	0%
January 2025	34%	21%	0%	0%	0%
January 2026	28%	16%	0%	0%	0%
January 2027	21%	0%	0%	0%	0%
January 2028	16%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.10	0.73	0.50	0.40	0.32
Class A-2 Notes	4.31	2.02	1.38	1.08	0.92
Class A-3 Notes	7.81	3.84	2.48	1.82	1.43
Class A-4 Notes	11.25	6.18	4.02	2.94	2.30
Class A-5 Notes	14.97	9.45	6.29	4.61	3.61
Class A-6 Notes	20.25	16.40	12.60	9.73	7.73
Class B Notes	15.87	13.49	11.62	10.18	8.88
Expected Maturity Date
Class A-1 Notes	January 2008	April 2007	January 2007	October 2006	July 2006
Class A-2 Notes	October 2012	April 2009	April 2008	July 2007	April 2007
Class A-3 Notes	January 2015	July 2010	January 2009	April 2008	October 2007
Class A-4 Notes	July 2019	January 2014	April 2011	January 2010	January 2009
Class A-5 Notes	July 2022	January 2017	July 2013	July 2011	April 2010
Class A-6 Notes	October 2028	April 2026	October 2022	July 2019	January 2017
Class B Notes	October 2028	April 2026	October 2022	July 2019	January 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining

At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	69%	20%	0%	0%	0%
January 2008	0%	0%	0%	0%	0%
January 2009	0%	0%	0%	0%	0%
January 2010	0%	0%	0%	0%	0%
January 2011	0%	0%	0%	0%	0%
January 2012	0%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%
January 2014	0%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	85%	60%	35%
January 2008	96%	47%	0%	0%	0%
January 2009	76%	6%	0%	0%	0%
January 2010	56%	0%	0%	0%	0%
January 2011	35%	0%	0%	0%	0%
January 2012	13%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%
January 2014	0%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	13%	0%
January 2009	100%	100%	0%	0%	0%
January 2010	100%	35%	0%	0%	0%
January 2011	100%	0%	0%	0%	0%
January 2012	100%	0%	0%	0%	0%
January 2013	84%	0%	0%	0%	0%
January 2014	40%	0%	0%	0%	0%
January 2015	0%	0%	0%	0%	0%
January 2016	0%	0%	0%	0%	0%
January 2017	0%	0%	0%	0%	0%
January 2018	0%	0%	0%	0%	0%
January 2019	0%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	69%
January 2009	100%	100%	94%	43%	0%
January 2010	100%	100%	48%	0%	0%
January 2011	100%	83%	6%	0%	0%
January 2012	100%	53%	0%	0%	0%
January 2013	100%	25%	0%	0%	0%
January 2014	100%	0%	0%	0%	0%
January 2015	97%	0%	0%	0%	0%
January 2016	77%	0%	0%	0%	0%
January 2017	55%	0%	0%	0%	0%
January 2018	33%	0%	0%	0%	0%
January 2019	10%	0%	0%	0%	0%
January 2020	0%	0%	0%	0%	0%
January 2021	0%	0%	0%	0%	0%
January 2022	0%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	95%
January 2010	100%	100%	100%	85%	17%
January 2011	100%	100%	100%	23%	0%
January 2012	100%	100%	60%	0%	0%
January 2013	100%	100%	17%	0%	0%
January 2014	100%	97%	0%	0%	0%
January 2015	100%	63%	0%	0%	0%
January 2016	100%	30%	0%	0%	0%
January 2017	100%	0%	0%	0%	0%
January 2018	100%	0%	0%	0%	0%
January 2019	100%	0%	0%	0%	0%
January 2020	81%	0%	0%	0%	0%
January 2021	48%	0%	0%	0%	0%
January 2022	14%	0%	0%	0%	0%
January 2023	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%
January 2027	0%	0%	0%	0%	0%
January 2028	0%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	84%
January 2012	100%	100%	100%	90%	67%
January 2013	100%	100%	100%	76%	54%
January 2014	100%	100%	93%	64%	43%
January 2015	100%	100%	81%	53%	35%
January 2016	100%	100%	71%	45%	28%
January 2017	100%	100%	61%	37%	0%
January 2018	100%	89%	53%	31%	0%
January 2019	100%	80%	45%	25%	0%
January 2020	100%	71%	39%	0%	0%
January 2021	100%	62%	32%	0%	0%
January 2022	100%	54%	27%	0%	0%
January 2023	92%	46%	0%	0%	0%
January 2024	80%	38%	0%	0%	0%
January 2025	67%	31%	0%	0%	0%
January 2026	55%	24%	0%	0%	0%
January 2027	42%	0%	0%	0%	0%
January 2028	31%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
January 2012	99%	98%	97%	100%	95%
January 2013	95%	90%	86%	84%	76%
January 2014	91%	83%	78%	71%	61%
January 2015	87%	76%	68%	60%	49%
January 2016	82%	69%	60%	50%	39%
January 2017	78%	63%	52%	41%	0%
January 2018	73%	58%	45%	34%	0%
January 2019	68%	52%	38%	28%	0%
January 2020	63%	46%	32%	0%	0%
January 2021	57%	40%	27%	0%	0%
January 2022	52%	35%	23%	0%	0%
January 2023	47%	30%	0%	0%	0%
January 2024	41%	25%	0%	0%	0%
January 2025	34%	20%	0%	0%	0%
January 2026	28%	16%	0%	0%	0%
January 2027	21%	0%	0%	0%	0%
January 2028	16%	0%	0%	0%	0%
January 2029	0%	0%	0%	0%	0%
January 2030	0%	0%	0%	0%	0%

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.00 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 0.6% CPR.

Equivalent CPR Percentages at Various CLR Assumptions

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.4%	0.6%	1.0%	1.2%
Class A-2 Notes	0.0%	0.9%	1.5%	2.1%	2.6%
Class A-3 Notes	0.0%	1.3%	2.3%	3.0%	3.7%
Class A-4 Notes	0.0%	1.8%	3.1%	4.1%	5.0%
Class A-5 Notes	0.0%	2.3%	4.0%	5.3%	6.4%
Class A-6 Notes	0.0%	2.9%	5.4%	7.6%	9.4%
Class B Notes	0.0%	3.5%	6.7%	9.6%	12.2%

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

$3,105,951,000

Student Loan-Backed Notes, Series 2006-2

SLM Student Loan Trust 2006-2

Issuing Entity

$222,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$443,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$229,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$523,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$395,772,000	Floating Rate Class A-5 Student Loan-Backed Notes

$1,200,000,000	Floating Rate Class A-6 Student Loan-Backed Notes

$93,179,000	Floating Rate Class B Student Loan-Backed Notes

SLM FUNDING LLC

Depositor

SALLIE MAE, INC.

Sponsor, Servicer and Administrator

Joint Book-Runners

Deutsche Bank Securities

Merrill Lynch & Co.

Global Co-Managers

Barclays Capital

Lehman Brothers

Wachovia Securities

Class A-4, Class A-5 and

Class A-6 Co-Manager

DEPFA BANK

February 16, 2006